As filed with the Securities and Exchange Commission on March 18, 2010

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MENTOR GRAPHICS CORPORATION

(Exact name of issuer as specified in charter)

Oregon	93-0786033
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

8005 SW Boeckman Road Wilsonville, Oregon	97070-7777
(Address of principal executive offices)	(Zip Code)

Valor Computerized Systems Ltd. 1999 Section 102 Share Option Plan

Valor Computerized Systems Ltd. 2001 Share Option Plan

Valor Computerized Systems Ltd. 2002 Share Option Plan

Valor Computerized Systems Ltd. (2003) Share Option Plan

Valor Computerized Systems Ltd. 2004 Share Option Plan

Valor Computerized Systems Ltd. 2005 Share Option Plan

Valor Computerized Systems Ltd. 2006 Share Option Plan

Valor Computerized Systems Ltd. 2007 Share Option Plan

Valor Computerized Systems Ltd. (2008) Share Option Plan

Valor Computerized Systems Ltd. Executive Stock Option Plan for 2008

Valor Computerized Systems Ltd. Voluntary Stock Option Plan

Mentor Graphics Corporation 1989 Employee Stock Purchase Plan

Mentor Graphics Corporation Foreign Subsidiary Employee Stock Purchase Plan

(Full title of the plan)

DEAN M. FREED

Vice President and General Counsel

Mentor Graphics Corporation

8005 SW Boeckman Road

Wilsonville, Oregon 97070-7777

(Name and address of agent for service)

Telephone number, including area code, of agent for service: (503) 685-7000

Copy to:

STUART CHESTLER

Stoel Rives LLP

900 SW Fifth Avenue

Portland, Oregon 97204-1268

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share (1)	Proposed maximum aggregate offering price (1)	Amount of registration fee
Common Stock, without par value	8,222,591 shares	$8.14	$66,931,891	$4,772.24

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act of 1933. The calculation of the registration fee is based on $8.14, which was the average of the high and low prices of the Common Stock on March 15, 2010 as reported by the NASDAQ Stock Market.

EXPLANATORY NOTE

On March 18, 2010, an indirect, wholly owned subsidiary of the Registrant merged into Valor Computerized Systems Ltd. (“Valor”) pursuant to an Agreement and Plan of Merger (the “Merger Agreement”) dated October 12, 2009 between Mentor Graphics (Netherlands) BV, VR Acquisition Ltd. and Valor (the “Merger”). In connection with the Merger, outstanding options to acquire Valor ordinary shares under its various stock option plans became exercisable for options to purchase shares of common stock, no par value, of the Registrant (the “Registrant Common Stock”). This Registration Statement on Form S-8 registers 2,222,591 shares of Registrant Common Stock, the aggregate number of shares that may be issued pursuant to options outstanding under the Valor plans. This Registration Statement also registers 5,000,000 additional shares under the Mentor Graphics Corporation 1989 Employee Stock Purchase Plan and 1,000,000 additional shares under the Mentor Graphics Corporation Foreign Subsidiary Employee Stock Purchase Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents By Reference.

The following documents filed by Mentor Graphics Corporation (the “Registrant”) with the Securities and Exchange Commission are incorporated herein by reference:

(a) The Registrant’s latest annual report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933 that contains audited financial statements for the Registrant’s latest fiscal year for which such statements have been filed.

(b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the annual report or prospectus referred to in (a) above.

(c) The description of the authorized capital stock of the Registrant contained in the Registrant’s registration statement filed under Section 12 of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating the description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

Item 4. Description of Securities.

Not Applicable.

Item 5. Interests of Named Experts and Counsel.

Not Applicable.

Item 6. Indemnification of Directors and Officers.

Article V of the Registrant’s Bylaws indemnifies directors and officers to the fullest extent permitted by the Oregon Business Corporation Act (the “Act”). The effects of Article V are summarized as follows:

(a)

The Article grants a right of indemnification in respect of any action, suit, or proceeding (other than an action by or in the right of the Registrant) against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred, if the persons concerned acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the

Registrant, was not adjudged liable on the basis of receipt of an improper personal benefit and, with respect to any criminal action or proceeding had no reasonable cause to believe the conduct was unlawful. The termination of an action, suit or proceeding by judgment, order, settlement, conviction, or plea of nolo contendere does not, of itself, create a presumption that the person did not meet the required standards of conduct.

(b)	The Article grants a right of indemnification in respect of any action or suit by or in the right of the Registrant against the expenses (including attorneys’ fees) actually and reasonably incurred if the person concerned acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Registrant, except that no right of indemnification will be granted if the person is adjudged to be liable to the Registrant.

(c)	Every person who has been wholly successful on the merits of a controversy described in (a) or (b) above is entitled to indemnification as a matter of right.

(d)	The Registrant is required to promptly indemnify a director or officer unless it is determined by a majority of disinterested directors or by independent counsel that the person’s actions did not meet the relevant standard for indemnification. If the disinterested directors or independent counsel determine that indemnification is not required, the person seeking indemnification may petition a court for an independent determination. In any court action, the Registrant will have the burden of proving that indemnification would not be proper. Neither the disinterested directors’ failure to make a determination regarding indemnification for the claim nor an actual determination that the person failed to meet the applicable standard will be a defense to such action or create a presumption that the person is not entitled to indemnification.

(e)	The Registrant will advance to a director or officer the expenses incurred in defending any action, suit or proceeding in advance of its final disposition if the director or officer affirms in good faith that he or she is entitled to indemnification and undertakes to repay any amount advanced if it is determined by a court that the person is not entitled to indemnification.

(f)	The Registrant may obtain insurance for the protection of its directors and officers against any liability asserted against them in their official capacities.

The rights of indemnification described above are not exclusive of any other rights of indemnification to which the persons indemnified may be entitled under any bylaw, agreement, vote of shareholders or directors, or otherwise.

The Registrant has also entered into Indemnity Agreements with all directors and officers. While the Indemnity Agreements in large part incorporate the indemnification provisions of the Act as described above, they vary from the Act in several respects. The Indemnity Agreements obligate the Registrant to provide the maximum indemnification protection allowed under Oregon law, which is intended to provide indemnification broader than that expressly authorized by the Act. The most significant effect of the Indemnity Agreements is to add indemnification for judgments and settlements of derivative lawsuits to the fullest extent permitted by law as may be limited by public policy considerations applied by the courts.

Item 7. Exemption From Registration Claimed.

Not Applicable.

Item 8. Exhibits.

5.1	Opinion of counsel.

23.1	Consent of counsel (included in Exhibit 5.1).

23.2	Consent of KPMG LLP, independent registered public accounting firm.

24.1	Powers of attorney (included in the signature page to this Registration Statement).

Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilsonville, State of Oregon, on this 18 day of March, 2010.

MENTOR GRAPHICS CORPORATION

By	/s/ DEAN M. FREED
Dean M. Freed, Vice President and
General Counsel

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Dean M. Freed and Gregory K. Hinckley and each of them, as attorneys-in-fact, each with the power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and all documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ WALDEN C. RHINES Walden C. Rhines	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	March 11, 2010

/s/ GREGORY K. HINCKLEY Gregory K. Hinckley	Director, President and Chief Financial Officer (Principal Financial and Accounting Officer)	March 11, 2010

/s/ SIR PETER BONFIELD Sir Peter Bonfield	Director	March 11, 2010

/s/ MARSHA B. CONGDON Marsha B. Congdon	Director	March 11, 2010

/s/ JAMES R. FIEBIGER James R. Fiebiger	Director	March 11, 2010

/s/ KEVIN C. MCDONOUGH Kevin C. McDonough	Director	March 11, 2010

/s/ PATRICK MCMANUS Patrick B. McManus	Director	March 11, 2010

/s/ FONTAINE K. RICHARDSON Fontaine K. Richardson	Director	March 11, 2010

EXHIBIT INDEX

Exhibit Number	Document Description

5.1	Opinion of counsel.

23.1	Consent of counsel (included in Exhibit 5.1).

23.2	Consent of KPMG LLP, independent registered public accounting firm.

24.1	Powers of attorney (included in the signature page to this Registration Statement).